Exhibit 99.1

INDEX TO BIOGEN IDEC INC’S STATEMENTS OF REVENUES AND DIRECT

EXPENSES

Page
Report of Stonefield Josephson Inc., Independent Registered Public Accounting Firm	2
Statements of Revenues and Direct Expenses	3
Notes to Statements of Revenues and Direct Expenses	4

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of Cell Therapeutics, Inc.

We have audited the accompanying historical statement of Revenues and Direct Expenses for the year ended December 31, 2006 of the Zevalin product line (the “Product Line”) of Biogen Idec Inc. (the “Company”). This historical statement is the responsibility of the Company’s management. Our responsibility is to express an opinion on this historical statement based upon our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement is free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of their internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying historical Statement of Revenue and Direct Expenses were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission, as described in Note 1 and are not intended to be a complete presentation of Revenues and Direct Expenses of the Product Line.

In our opinion, the historical Statement of Revenue and Direct Expenses referred to above present fairly, in all material respects, the revenue and direct expenses described in Note 1 for the Product Line for the year ended December 31, 2006, in conformity with accounting principles generally accepted in the United States of America.

/s/ Stonefield Josephson, Inc.

Los Angeles, Ca

March 11, 2008

BIOGEN IDEC INC.

ZEVALIN® STATEMENTS OF REVENUES AND DIRECT EXPENSES

(In thousands)

	For the Nine Months Ended September 30,		For the Year Ended December 31, 2006
	2007	2006
	(unaudited)	(unaudited)
Product revenues	$10,324	$12,855	$16,418

Direct costs and operating expenses:
Cost of sales	5,654	8,074	9,263
Research and development	6,873	6,507	7,102
Selling, general and administrative	4,324	16,341	21,563

Total direct costs and operating expenses	16,851	30,922	37,928

Total direct costs and operating expenses in excess of product revenues	$(6,527)	$(18,067)	$(21,510)

See accompanying notes to the ZEVALIN statements of revenues and direct expenses.

BIOGEN IDEC INC.

NOTES TO ZEVALIN STATEMENTS OF REVENUES AND

DIRECT EXPENSES

1. Organization and Basis of Presentation

Organization

ZEVALIN is a therapeutic regimen, which features the ZEVALIN antibody, and is a radioimmunotherapy that is approved for the treatment of patients with relapsed or refractory low-grade, follicular, or transformed B-cell non-Hodgkin’s lymphomas, or NHL. Biogen Idec Inc, or Biogen Idec, used its sales force and marketing group to market and sell ZEVALIN in the United States, or U.S. Zevalin sales and marketing activities generally focus on educating physicians about ZEVALIN’s efficacy in relapsed indolent lymphoma, its safety profile and patient tolerance. In the U.S., ZEVALIN is sold to radiopharmacies that radiolabel, or combine the ZEVALIN antibody with an indium-111 isotope or an yttrium-90 radioisotope and then distribute the finished product to hospitals or licensed treatment facilities for administration. MDS (Canada) Inc., or MDS (Canada), is the exclusive supplier of the yttrium-90 radioisotope required for therapeutic use of ZEVALIN to radiopharmacies. MDS (Canada) is the only supplier of the yttrium-90 radioisotope that is approved by the U.S. Food and Drug Administration, or FDA. Radiopharmacies independently obtain the indium-111 isotope required for the imaging use of ZEVALIN from one of the two third party suppliers currently approved by the FDA to supply the indium-111 isotope.

Pursuant to an Asset Purchase Agreement dated August 15, 2007, or Asset Purchase Agreement, between Biogen Idec and Cell Therapeutics, Inc., or CTI, CTI has purchased the U.S. marketing, sales, and manufacturing and development right of ZEVALIN. This asset acquisition represents to CTI a business, hereinafter the “Business.”

The assets to be acquired pursuant to the Asset Purchase Agreement include the ZEVALIN FDA registration, FDA dossier, U.S. trademark, trade name and trade dress, customer list, certain patents and the assignment of numerous contracts.

Biogen Idec operates in one business segment, which is the business of development, manufacturing and commercialization of novel therapeutics for human health care. Prior to the acquisition of the Business by CTI, ZEVALIN was one of five products of Biogen Idec.

Basis of Presentation

The accompanying statements of revenues and direct expenses were prepared to present, pursuant to the Asset Purchase Agreement, the revenues and direct expenses of the Business. The accompanying statements of revenues and direct expenses of the Business exclude all assets and liabilities of the Business and include all product revenues and direct expenses of the Business. Separate complete historical financial information was not maintained for the Business.

BIOGEN IDEC INC.

NOTES TO ZEVALIN STATEMENTS OF REVENUES AND

DIRECT EXPENSES – (Continued)

The accompanying statements of revenues and direct expenses have been prepared from the historical accounting records of Biogen Idec and do not purport to reflect the revenues and direct expenses that would have resulted if the Business had been a separate, stand-alone company during the periods presented. It is not practical for Biogen Idec’s management to reasonably estimate expenses that would have resulted if the Business had operated as an unaffiliated independent company. Since separate complete financial statements were not maintained for the Business’ operations, preparation of statements of operations and cash flows, including amounts charged for corporate overhead, income taxes, interest and other expenses, was deemed impractical. Additionally, since only certain intangible assets are being acquired and no liabilities are being assumed, a balance sheet and statement of stockholders’ equity is not applicable.

As a product of Biogen Idec, the Business was dependent upon Biogen Idec for all of its working capital and financing requirements.

Unaudited Statements of Revenues and Direct Expenses

The statements of revenues and direct expenses for the nine months ended September 30, 2007 and September 30, 2006 are unaudited, but include all adjustments (consisting only of normal recurring adjustments) that the Business considers necessary for a fair statement of its revenues and direct expenses for those periods. The revenues and direct expenses for the nine months ended September 30, 2007 and September 30, 2006 are not necessarily indicative of the results that may be expected for the years ending December 31, 2007 and 2006, respectively, or any future period.

2. Accounting Policies

Use of Estimates

The preparation of financial statements in accordance with generally accepted accounting principles requires estimates and judgments that may affect the reported amounts in the statements of revenues and direct expenses and accompanying notes. On an on-going basis, estimates are evaluated, including those related to revenue recognition and related allowances, inventory, impairment of long-lived assets, research and development and contingencies. Estimates are based on historical experience and on various other assumptions that are believed to be reasonable, the results of which form the basis for making judgments about the carrying values of assets and liabilities. Actual results may differ from these estimates under different assumptions or conditions.

BIOGEN IDEC INC.

NOTES TO ZEVALIN STATEMENTS OF REVENUES AND

DIRECT EXPENSES – (Continued)

Revenue Recognition

Product revenue is recognized when all of the following criteria are met: persuasive evidence of an arrangement exists; delivery has occurred or services have been rendered; the seller’s price to the buyer is fixed or determinable; collectibility is reasonably assured; and, title and the risk and rewards of ownership have transferred to the buyer.

Revenues from product sales are recognized when title and risk of loss have passed to the customer, which is typically upon delivery.

Product revenues are recorded net of applicable allowances for trade term discounts, Medicaid rebates, Veteran’s Administration, or VA rebates, volume based rebates, product returns and other applicable allowances. Such allowances totaled $1,197,000 (unaudited), $1,228,000 (unaudited) and $1,675,000 for the nine months ended September 30, 2007 and 2006 and for the year ended December 31, 2006, respectively.

The timing of radiopharmacy orders and shipments can cause variability in earnings.

Direct Costs and Operating Expenses

The caption “direct costs and operating expenses” on the accompanying statements of revenues and direct expenses represent the total direct expenses recorded to the Business. Not all of the research, development, selling, general and administrative expenses for the Business were recorded in accounts or cost centers exclusively related to the Business. Certain research, development, sales, and general and administrative expenses were extracted from Biogen Idec’s accounts based upon specifically identifiable project codes associated with the activities of the Business. These cost centers capture a portion of the Business’ total operating expenses. All other operating expenses, including portions of research, development, sales, and general and administrative expenses, are allocations based primarily on headcount. Allocation methodologies are consistent with Biogen Idec’s policies that existed during the periods presented. The allocation of operating expenses captured in accounts or cost centers not exclusive to the Business is believed to fairly reflect the direct operating expenses of the Business. Allocations reflect stock-based compensation charges resulting from the adoption of Statement of Financial Accounting Standard (“SFAS”) No. 123(R), effective January 1, 2006. These stock-based compensation charges were allocated to the business in accordance with Biogen Idec’s corporate allocation methodology. Direct operating expenses exclude certain allocated operating expenses such as facility expenses, income taxes and interest since it is not practical to reasonably estimate expenses that would have resulted if the Business had operated as an unaffiliated independent company.

Total allocations were $6,281,000 (unaudited), $11,995,000 (unaudited), and $14,628,000 (including $3,538,000 (unaudited), $5,247,000 (unaudited), and $5,657,000

BIOGEN IDEC INC.

NOTES TO ZEVALIN STATEMENTS OF REVENUES AND

DIRECT EXPENSES – (Continued)

classified as cost of sales) for the nine months ended September 30, 2007 and 2006 and the year ended December 31, 2006, respectively.

The direct operating expenses are not necessarily indicative of the expenses that would have been incurred had the Business operated as a separate stand-alone company during the periods represented. During the third quarter of 2006, Biogen Idec began executing a plan to divest the Business. Selling, general and administrative expenses for the nine months ended September 30, 2007, compared to the nine months ended September 30, 2006, decrease primarily due to decreased commercial effort as a result of the planned divestiture of the Business. It is not practical to reasonably estimate the expense that would have been incurred had the Business operated as an unaffiliated independent company.

Cost of Sales

Cost of sales represents all fixed and variable costs associated with manufacturing, testing products, packaging, including subcontract manufacturing, direct and indirect labor and materials, manufacturing and other indirect allocations, scrap and excess and obsolete inventory charges. Cost of sales also includes cost associated with failed batches in connection with validating the manufacturing process, costs associated with engineering support, depreciation, indirect materials, royalties, and other fixed manufacturing overhead.

Inventories are periodically reviewed for excess or obsolete inventory and obsolete or otherwise unmarketable inventory is written down to its estimated net realizable value. If the actual realizable value is less than that estimated by us, or if there are further determinations that inventory will not be marketable based on estimates of demand, additional inventory write-downs may be required.

Zevalin is subject to strict quality control and monitoring which is performed throughout the manufacturing process. Periodically, certain batches or units of product may no longer meet quality specifications or may expire. As a result, included in cost of goods sold were write-downs of commercial inventory that did not meet quality specifications or that became obsolete due to dating expiration. In all cases product inventory is written-down to its net realizable value.

BIOGEN IDEC INC.

NOTES TO ZEVALIN STATEMENTS OF REVENUES AND

DIRECT EXPENSES – (Continued)

ZEVALIN unmarketable inventory, which was written-down and charged to cost of sales, is as follows (in thousands):

	For the Nine Months Ended September 30,		For the Year Ended December 31, 2006
	2007	2006
	(unaudited)	(unaudited)
Failed quality specifications	$1,999	$2,811	$2,854
Excess and/or obsolescence	643	211	211

	$2,642	$3,022	$3,065

The ZEVALIN inventory was written-down when it was determined that it would not be marketable based on estimates of demand or the quality of the manufactured product.

Research and Development

Research and development expenses consist of expenses incurred in performing research and development activities including salaries and benefits, clinical trial and related clinical manufacturing expenses, contract services and other outside expenses. Research and development expenses are expensed as incurred. Biogen Idec entered into an amended collaboration and license agreement with Bayer Schering Pharma AG in which it shares certain development expenses for the Business. These expenses are recorded as research and development expenses. If there is a period during which Biogen Idec receives payments from Bayer Schering Pharma AG, the payments are recorded as a reduction of research and development expense.

Advertising Costs

The costs of advertising are expensed as incurred. No advertising costs were incurred during the year ended December 31, 2006 or the unaudited nine months ended September 30, 2007 and 2006.

3. Transition Services and Supply Agreement

In connection with the Asset Purchase Agreement, Biogen Idec and CTI entered into a Transition Services Agreement and a Supply Agreement (collectively, the “Agreements”). Under the terms of the Agreements, Biogen Idec is required to manufacture and supply finished product (in the form of kits) to CTI. The term of this commitment will expire on June 9, 2014, while CTI arranges other resources. Biogen Idec will work with CTI, over a period of 36 months, to transfer the manufacture of ZEVALIN bulk product to CTI, or its designee. Biogen Idec, for a period up to six months, will also provide certain transition services to CTI relating to (i) continuing efforts, post-closing, to transfer certain assets to CTI (such as the Biologics License

BIOGEN IDEC INC.

NOTES TO ZEVALIN STATEMENTS OF REVENUES AND

DIRECT EXPENSES – (Continued)

Application and adverse experience records) and (ii) installing at CTI a safety database relating to ZEVALIN.

ZEVALIN inventory is not being acquired by CTI as part of the Asset Purchase Agreement and therefore, no inventory is included in the purchase of the Business. However, for additional consideration CTI may subsequently purchase ZEVALIN inventory specific to the Business under the Supply Agreement.

4. Geographic Information

The Business has historically formed a part of single operating segments of Biogen Idec as described in Note 1. Within its single operating segment, the Business was not separated into a further reporting operating segment. Product revenues of the Business are solely attributable to the U.S. For the nine months ended September 30, 2007 and 2006 and the year ended December 31, 2006, Biogen Idec recorded revenue from one customer that individually accounted for 69%, 69% and 71%, respectively, of the Business’ product revenues.

5. Indemnifications

For a period of 13 months, Biogen Idec agrees to indemnify CTI for: (i) breaches of Biogen Idec’s representations/warranties; (ii) breaches of Biogen Idec’s covenants/agreements; and (iii) any pre-closing liabilities.

For a period of 13 months, CTI agrees to indemnify Biogen Idec for: (i) breaches of CTI’s representations/warranties; (ii) breaches of CTI’s covenants/agreements; (iii) any post-closing liabilities; and, (iv) any indemnification liabilities Biogen Idec owes Bayer Schering Pharma AG under the Bayer Schering Pharma AG collaboration arising from commercialization of ZEVALIN or CTI’s other actions after the closing.

6. Litigation

On January 30, 2007, the Estate of Thaddeus Leoniak commenced a civil lawsuit in the Court of Common Pleas, Philadelphia County, Pennsylvania, against Biogen Idec, the Fox Chase Cancer Center and three physicians. The complaint alleges that Thaddeus Leoniak died as a result of taking the drug ZEVALIN, and seeks to hold Biogen Idec strictly liable for placing an allegedly “unreasonably dangerous” product in the stream of commerce without proper warnings. The complaint also seeks to hold Biogen Idec liable for alleged negligence in the design, manufacture, advertising, marketing, promoting, distributing, supplying and selling of ZEVALIN. The lawsuit seeks damages for pecuniary losses suffered by the decedent’s survivors and for compensatory damages for decedent’s pain and suffering, loss of earnings and deprivation of normal activities, all in an amount “in excess of $50,000.” On January 31, 2007, the Plaintiff’s counsel demanded $7.0 million to settle the lawsuit. Biogen Idec has not formed an opinion that an unfavorable outcome is either “probable” or “remote” and does not express an opinion at this time as to the likely outcome of the matter or as to the magnitude or range of any potential loss. Biogen Idec believes that it has good and valid defenses to the complaint and intends to vigorously defend the case.